                                                               EXHIBIT 22


                            ILLINOIS TOOL WORKS INC.
                             3600 WEST LAKE AVENUE
                            GLENVIEW, ILLINOIS 60025
                                 March 28, 1994

                                PROXY STATEMENT

       For the Annual Meeting of Stockholders of Illinois Tool Works Inc.
                           To Be Held on May 6, 1994


                             ELECTION OF DIRECTORS

    Eleven directors of the Company are to be elected to hold office until the next Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal. Edward F. Swift, a director of the Company since 1972, is retiring from the Board of Directors as a result of attaining the Company's mandatory retirement age for directors. The Board of Directors thanks Mr. Swift for his services to the Company over the years. Susan Crown has been recommended by the Nominating Committee, as well as by the Board as a whole, to fill the vacancy created by Mr. Swift's retirement.

    The favorable vote of the holders of a majority of the Common Stock present in person or represented by proxy at the meeting is necessary to elect each of the eleven directors. Votes withheld and abstentions are treated as votes against the election of directors. Broker non-votes are treated as shares as to which the beneficial holders have not granted voting power and, therefore, as shares not entitled to vote. Unless otherwise directed, the proxies will be voted at the meeting for the election of the persons listed below, or in the event of an unforeseen contingency, for different persons as substitutes. Set forth below are the name, age, principal occupation and other information concerning each nominee.

Julius W. Becton, Jr. (67)
  President, Prairie View A&M University since 1989. Mr. Becton served as Director of the Federal Emergency Management Agency from 1985 to 1989 after 40 years of commissioned service in the U.S. Army, during which he attained the rank of Lieutenant General. He is a director of Marine Spill Response Corporation and Metters Industries, Inc., and has been a director of the Company since 1992.

Silas S. Cathcart (67)
  Former Chairman, Kidder, Peabody Group, Inc. (investment banking) from January 1989 through December 1989, Chairman and Chief Executive Officer from February 1988 to January 1989, and President and Chief Executive Officer from May 1987 to February 1988. In May 1986, Mr. Cathcart retired as Chairman of Illinois Tool Works Inc., a position that he had held since 1972. Mr. Cathcart is a director of Baxter International Inc., General Electric Company and The Quaker Oats Company, and has been a director of the Company since 1964.

Susan Crown (35)
  Vice President, Henry Crown and Company since 1984. Henry Crown and Company is a family owned and operated company with investments in securities, real estate, resort properties and manufacturing operations. Ms. Crown is a director of Baxter International Inc. She also is a trustee and executive committee member of Rush-Presbyterian-St. Luke's Medical Center in Chicago and president and a director of the Juvenile Protective Association.

Richard M. Jones (67)
  Former Chairman and Chief Executive Officer, Guaranty Federal Savings Bank from 1989 to 1991. Mr. Jones was President of Sears, Roebuck and Co. (diversified merchandise, insurance, real estate and financial services) from 1986 to 1988 and Chief Financial Officer from 1980 to 1988. Mr. Jones is a director of Applied Power Inc., Baker, Fentress & Co., Guaranty Federal Savings Bank and MCI Communications Corp., and has been a director of the Company since 1988.

George D. Kennedy (67)
  Chairman, Mallinckrodt Group Inc. (animal and human health) since 1991; Chairman and Chief Executive Officer from 1986 to 1991. Mr. Kennedy is a director of American National Can Corporation, Brunswick Corporation, Kemper National Insurance Company, Kemper Corporation, Mallinckrodt Group Inc., Medical Care America, Inc., Scotsman Industries, Inc. and Stone Container Corporation, and has been a director of the Company since 1988.

Richard H. Leet (67)
  Former Vice Chairman, Amoco Corporation (oil and chemicals) from March 1991 to October 1991 and Executive Vice President from 1983 through February 1991. Mr. Leet is a director of Landauer, Inc. and Vulcan Materials Corp., and has been a director of the Company since 1988.

Robert C. McCormack (54)
  Partner, Trident Capital, Inc. (venture capital) since January 1993; Assistant Secretary of the Navy from 1990 to 1993; Deputy Under Secretary of Defense from 1987 to 1990; and Managing Director, Morgan Stanley & Co. Incorporated (investment banking) from 1985 to 1987. Mr. McCormack has been a director of the Company since 1993 and was previously a director from 1978 through 1987.

John D. Nichols (63)
  Chairman and Chief Executive Officer of the Company since May 1986; President and Chief Executive Officer from January 1982 to May 1986. Mr. Nichols is a director of Household International, Inc., Philip Morris Cos., Inc., Rockwell International Corporation and Stone Container Corporation. He has been a director of the Company since 1981.

Phillip B. Rooney (49)
  President and Chief Operating Officer, WMX Technologies, Inc. (environmental services) since 1985; Chairman and Chief Executive Officer, Wheelabrator Technologies Inc. (waste-to-energy) since 1990; and Chairman of the Board, Rust International Inc. (engineering, design and construction services) since January 1993. Mr. Rooney is a director of Caremark International Inc., Chemical Waste Management, Inc., Rust International Inc., The ServiceMaster Company, Urban Shopping Centers, Inc., Waste Management International plc, Wheelabrator Technologies Inc. and WMX Technologies, Inc. and has been a director of the Company since 1990.

Harold B. Smith (60)
  Chairman of the Executive Committee of the Company since 1982. Mr. Smith is a director of W.W. Grainger, Inc. and Northern Trust Corporation and a trustee of The Northwestern Mutual Life Insurance Company. He has been a director of the Company since 1968.

Ormand J. Wade (54)
  Former Vice Chairman, Ameritech Corp. (telecommunications products and services) from 1989 to 1993; President of the Ameritech Bell Group from 1987 to 1989; and President and Chief Executive Officer, Illinois Bell Telephone Company from 1982 through 1986. Mr. Wade is a director of Andrew Corporation, NBD Bancorp, Inc. and Westell Inc. He has been a director of the Company since 1985.

                            DIRECTORS' COMPENSATION

    Compensation for non-employee directors consists of a $25,000 annual fee plus $1,000 for each Board of Directors meeting and committee meeting attended. Committee Chairmen receive an additional $600 for each meeting chaired. The Company's deferred fee plan permits non-employee directors to defer receipt of all or any part of their fees. Amounts deferred are credited with interest at current rates and are paid after an individual ceases to be a director. Retired non-employee directors also receive an annual payment equal to one-half of the annual retainer paid to an active director on the date of retirement so long as the retired director serves the Company in an advisory capacity and refrains from any activity adverse to the best interests of the Company.

    In January 1992 all incumbent non-employee directors also received, pursuant to a restricted stock grant program, 600 shares (as adjusted for the two-for-one stock split) of the Company's Common Stock, one-third of which shares vest annually on the anniversary dates of the grant, except that all shares vest on the date of retirement in accordance with Board policy or on the date of death. Non-employee directors elected to the Board after January 1992 received proportionate awards pursuant to such program in January of the year following their election to the Board. None of the restricted shares issued to non-employee directors under this program may be sold or transferred prior to January 2, 1995 so long as such non-employee director is still serving on the Company's Board. The shares granted to the non-employee directors pursuant to this program are included in the table under "Security Ownership."

                               SECURITY OWNERSHIP

    The following table sets forth information regarding ownership of the Company's Common Stock as of March 8, 1994 by each director and nominee for director, by each of the named executive officers, by all directors, nominees and executive officers as a group, and by other persons who, to the knowledge of the Company, own of record or beneficially more than 5% of the outstanding Common Stock of the Company.

                                                                           AMOUNT AND NATURE
                                                                             OF BENEFICIAL
                    NAME OF BENEFICIAL OWNER OR GROUP                         OWNERSHIP(1)      PERCENT OF CLASS
                    ---------------------------------                      ------------------   ----------------
Directors and Nominees --
  Julius W. Becton, Jr...................................................           400                     *
  Silas S. Cathcart......................................................       220,974(2)                  *
  Susan Crown............................................................          --                  --
  Richard M. Jones.......................................................         4,600                     *
  George D. Kennedy......................................................           860                     *
  Richard H. Leet........................................................         3,600                     *
  Robert C. McCormack....................................................     7,285,400(3)(4)             6.4
  Phillip B. Rooney......................................................         4,600                     *
  Harold B. Smith........................................................    19,802,290(4)(5)            17.5
  Edward F. Swift........................................................        11,800(6)                  *
  Ormand J. Wade.........................................................         1,000                     *
Executive Officers --
  H. Richard Crowther....................................................       189,448(7)(8)               *
  W. James Farrell.......................................................        57,436(7)(9)               *
  Robert H. Jenkins......................................................        15,535(7)(10)              *
  John D. Nichols........................................................       414,856(11)                 *
  Frank S. Ptak..........................................................        26,452(7)                  *
All Directors, Nominees and Executive Officers
  as a Group (24 Persons)................................................    20,937,358(7)               18.5
Other Principal Beneficial Owners --
  Edward Byron Smith, Jr.................................................     7,607,256(4)(12)            6.7
  The Northern Trust Company.............................................    21,800,516(13)              19.3

- ---------
  *  Less than 1% of Class
 (1) Unless otherwise noted, ownership is direct.
 (2) Includes 17,920 shares owned by Mr. Cathcart's wife, for which he disclaims beneficial ownership; 11,664 shares owned by a trust as to which Mr. Cathcart has sole voting and investment power; 560 shares owned by a trust as to which Mr. Cathcart shares voting and investment power; and 3,000 shares owned by a charitable organization of which Mr. Cathcart is president and a director.
 (3) Includes 3,760 shares held in a revocable living trust as to which Mr. McCormack has sole voting and investment power, 200 shares owned in a trust as to which he shares voting and investment power with The Northern Trust Company and 7,281,240 shares as described in Footnote 4.
 (4) Robert C. McCormack, Harold B. Smith, Edward Byron Smith, Jr. and The Northern Trust Company are trustees of twelve trusts owning 7,281,240 shares as to which they share voting and investment power.
 (5) Includes 151,338 shares held in a revocable living trust as to which Harold
     B. Smith has sole voting and investment power, 11,053,216 shares owned in twelve trusts as to which he shares voting and investment power with The Northern Trust Company, 1,079,240 shares owned in seven trusts as to which he shares voting and investment power, and 7,281,240 shares as described in Footnote 4. In addition, Mr. Smith is a director of a charitable organization that owns 45,256 shares.
 (6) Includes 3,200 shares owned by Mr. Swift's wife, for which he disclaims beneficial ownership.

 (7) Includes shares  covered by  stock options  exercisable within  60 days  of
     March  8, 1994 as  follows: Mr. Crowther, 58,450;  Mr. Farrell, 40,996; Mr.
     Jenkins,  15,000;  Mr.  Ptak,  23,500;  and  all  directors,  nominees  and executive officers as a group, 265,196.
 (8) Includes  130,998 shares held in  a revocable living trust  as to which Mr.
     Crowther shares voting and investment power.
 (9) Includes 2,212  shares held  by  Mr. Farrell  as  custodian for  his  minor children.
(10) Includes  99  shares allocated  to Mr.  Jenkins'  account in  the Company's savings and investment plan.
(11) Includes 363,838 shares held in a  family partnership of which Mr.  Nichols is  general partner and  shares voting and  investment powers, 7,200 shares owned by  Mr. Nichols'  wife, for  which Mr.  Nichols disclaims  beneficial ownership,  6,148 shares held by Mrs.  Nichols as custodian for their minor children, for which  he disclaims  beneficial ownership,  and 3,440  shares allocated  to Mr. Nichols' account in  the Company's savings and investment plan. In  addition Mr.  Nichols is  co-trustee of  a charitable  foundation which  owns 28,630 shares. In September 1993, Mr. Nichols filed a Form 5 to report a  gift to  this foundation  of 31,130  shares of  Common Stock  (as adjusted  for the two-for-one  stock split) on December  31, 1992. This was his only transaction  in 1992 reportable  on Form 5,  and such form  should have been filed in February 1993.
(12) Includes 10,874 shares owned in a trust as to which Edward Byron Smith, Jr.
     has  sole voting and investment power, 96,200 shares owned in a trust as to which The  Northern Trust  Company has  sole voting  and investment  power,
     122,392  shares owned in three  trusts as to which  Mr. Smith shares voting and investment power, and 7,281,240 shares as described in Footnote 4. Also includes the following  shares held for  the benefit of  Mr. Smith's  minor children:  65,190 shares owned in two trusts as to which The Northern Trust
     Company has sole voting and investment power; 6,720 shares held in a  trust as to which Mr. Smith and his wife share voting and investment power; 9,320 shares  held in  a trust  as to  which Mr.  Smith's wife  and sisters share voting and investment  power; and 4,400  shares owned in  two trusts as  to which Mr. Smith's sisters share voting and investment power.
(13) Includes  its holdings as trustee  described in Footnotes 3,  4, 5, and 12.
     The Northern Trust  Company and  its affiliates  act as  sole fiduciary  or co-fiduciary  of trusts and other fiduciary accounts which own an aggregate of 21,800,516 shares. They have sole voting power with respect to 2,349,909 shares and share voting power with respect to 18,732,658 shares. They  have sole investment power with respect to 1,956,319 shares and share investment power  with respect to  19,727,903 shares. In  addition, The Northern Trust
     Company holds in other accounts, but does not beneficially own,  10,563,684 shares,  resulting in aggregate  holdings by The  Northern Trust Company of
     32,364,200 shares (28.6%).

    Because of their holdings individually and as trustees, the holdings of their immediate families and/or their positions with the Company, Robert C. McCormack, Edward Byron Smith Jr. and Harold B. Smith may be deemed to be "controlling persons" of the Company within the meaning of the Securities Act of 1933, as amended.

    The Company maintains normal commercial banking relationships with The Northern Trust Company, which also acts as the trustee under the Company's pension plan and as the trustee and an investment manager of the Company's savings and investment plan. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Harold B. Smith, director of the Company, is also a director of Northern Trust Corporation.

    With respect to the addresses of beneficial owners of more than 5% of the Company's Common Stock, The Northern Trust Company's address is 50 South LaSalle Street, Chicago, IL 60675 and the address of each of the other principal beneficial owners is c/o The Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60025.

                             EXECUTIVE COMPENSATION

    The table below summarizes the compensation of the Chief Executive Officer and the other four most highly compensated Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                ---------------------------------------
                                                                                        AWARDS
                                                                                ----------------------
                                            ANNUAL COMPENSATION                             SECURITIES
                              ------------------------------------------------  RESTRICTED  UNDERLYING      PAYOUTS
       NAME AND                                                OTHER ANNUAL       STOCK      OPTIONS    ---------------
  PRINCIPAL POSITION    YEAR  SALARY($)(1)  BONUS($)(1)(2)  COMPENSATION($)(3)  AWARDS($)     (#)(4)    LTIP PAYOUTS($)
- ----------------------  ----  ------------  --------------  ------------------  ----------  ----------  ---------------
John D. Nichols ......  1993      600,000        567,600          --               --          50,000        1,015,111(5)
  Chairman and Chief    1992      580,584        530,900          --               --          --            782,097(5)
  Executive Officer     1991      516,664        435,000          --               --          --            769,552(5)
H. Richard              1993      272,000        258,000          --               --          42,708        --
 Crowther ............
  Vice Chairman         1992      263,651        250,000          --               --           6,082        --
                        1991      245,412        167,700          --               --          30,000        --
W. James Farrell .....  1993      242,000        228,000          --               --          36,996        --
  Executive             1992      233,448        146,000          --               --          --            --
  Vice President        1991      224,167        163,070          --               --          20,000        --
Robert H. Jenkins ....  1993      200,000        177,000          --               --          30,000        --
  Executive             1992      186,805        150,000          --               --          --            --
  Vice President        1991      175,000         87,675          --               --          20,000        152,500(6)
Frank S. Ptak ........  1993      180,000        177,000          --               --          30,000        139,758(6)
  Executive             1992      172,500        173,000          --               --          --            --
  Vice President        1991      150,000         70,500          --               --          15,000         42,166(6)


       NAME AND            ALL OTHER
  PRINCIPAL POSITION    COMPENSATION($)
- ----------------------  ---------------
John D. Nichols ......      4,461(7)(8)
  Chairman and Chief        6,866(7)
  Executive Officer         6,667(7)
H. Richard                  2,062(7)(8)
 Crowther ............
  Vice Chairman             6,866(7)
                            7,510(7)
W. James Farrell .....      1,763(7)(8)
  Executive                 6,866(7)
  Vice President            4,238(7)
Robert H. Jenkins ....      1,457(7)(8)
  Executive                 5,452(7)
  Vice President            5,085(7)
Frank S. Ptak ........      1,365(7)(8)
  Executive                 5,003(7)
  Vice President            4,500(7)

- ------------
(1) Includes any amounts deferred under the Company's 1993 Executive Contributory Retirement Income Plan and/or the Savings and Investment Plan.
(2) Amounts awarded under the Executive Incentive Compensation Plan for the respective years.
(3) Perquisites and other personal benefits, securities or property in the aggregate do not exceed the threshold reporting level of the lesser of $50,000 or 10% of total salary and bonus reported for the named executive officer.
(4) Stock option grants have been adjusted where appropriate to reflect the 2 for 1 stock split effective June 1993.
(5) For 1993, the market value of 20,000 phantom stock units, the vesting of which was approved by the Compensation Committee on February 18, 1994 to be effective March 31, 1994, was $875,000 (as of March 8, 1994 for this disclosure); and interest and dividends credited on 244,000 shares in the Phantom Stock account totaled $140,111. For 1992, the market value at the time of vesting (December 11, 1992) for 20,000 phantom stock units was $628,750, and interest and dividends credited on 264,000 shares in Mr. Nichols' Phantom Stock account during 1992 were $153,347. For 1991, the market value at the time of vesting (March 31, 1992) of 20,000 phantom stock units was $653,750, and interest and dividends credited on 244,000 shares in Mr. Nichols' Phantom Stock account during 1991 were $115,802. The Compensation Committee previously authorized the distribution to Mr. Nichols on December 31, 1992 of (i) the market value of and accrued dividends and interest on the 20,000 phantom stock units vested for 1992 totaling $659,683, and (ii) the market value of and accrued dividends and interest on 20,000 phantom stock units earned in 1991 totaling $668,567. Other than the December 31, 1992 distribution referred to in the previous sentence, all vested units and accrued interest and dividends are being held for Mr. Nichols in his Phantom Stock account and have not been distributed. Units have been adjusted where appropriate to reflect the 2 for 1 stock split effective June 1993.

(6) Cash and market value of Common Stock paid in 1993 and 1991 in respect of performance share appreciation units granted under the Company's 1979 Stock
     Incentive Plan for two three-year performance periods ended December 31, 1992 and 1990.
(7) Company matching contribution to the executive officer's account in the Savings and Investment Plan. For 1993 the amounts are: Mr. Nichols, $4,143;
     Mr. Crowther, $1,878;  Mr. Farrell,  $1,670; Mr. Jenkins,  $1,381; and  Mr.
     Ptak, $1,243.
(8) Interest credited on deferred compensation in excess of 120% of the Applicable Federal Long Term Rate: Mr. Nichols, $318; Mr. Crowther, $184;
     Mr. Farrell, $93; Mr. Jenkins, $76; and Mr. Ptak, $122.

    The table below sets forth, as to the Executive Officers listed in the Summary Compensation Table, information with respect to options granted during 1993.

                             OPTION GRANTS IN 1993

                                     INDIVIDUAL GRANTS(1)
                    ------------------------------------------------------
                    NUMBER OF                                                 POTENTIAL REALIZABLE VALUE
                    SECURITIES                                                AT ASSUMED ANNUAL RATES OF
                    UNDERLYING     % OF TOTAL      EXERCISE OR                 STOCK PRICE APPRECIATION
                     OPTIONS     OPTIONS GRANTED      BASE                        FOR OPTION TERM(2)
                     GRANTED      TO EMPLOYEES        PRICE     EXPIRATION   ----------------------------
NAME                   (#)           IN 1993         ($/SH)        DATE      0% ($)   5% ($)     10% ($)
- ------------------  ----------   ---------------   -----------  ----------   ------  ---------  ---------
John D. Nichols...   50,000(3)              7.5       36.375     12/10/03        0   1,144,000  2,899,000
H. Richard
 Crowther.........   30,000(3)              4.5       36.375     12/10/03        0     686,000  1,739,000
                     12,708(4)              1.9       36.625     12/08/99        0     182,000    421,000
W. James
 Farrell..........   30,000(3)              4.5       36.375     12/10/03        0     686,000  1,739,000
                      6,996(4)              1.0       36.875     12/11/97        0      67,000    148,000
Robert H.
 Jenkins..........   30,000(3)              4.5       36.375     12/10/03        0     686,000  1,739,000
Frank S. Ptak.....   30,000(3)              4.5       36.375     12/10/03        0     686,000  1,739,000

- ---------
(1) These grants contain a reload feature providing that if the exercise price is paid by surrender of previously owned shares of Common Stock, a new option in the amount of the shares surrendered will be granted. The exercise price of the new option will be the market value of a share of Common Stock on the date of grant. The new option will become exercisable in one year, providing the shares acquired on exercise of the underlying option are held for one year, and will expire on the same date as the underlying option.
(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission. They are therefore not intended to forecast possible future appreciation, if any, of the Company's Common Stock price and do not reflect any income tax liability of the individual recipients at the time of exercise nor the time value of money. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(3) These grants were made on December 10, 1993. The exercise price is the closing market price of a share of Common Stock on the date of grant, and the options become exercisable at the rate of 25% each year following the first full year after the grant.
(4) These grants were made on February 23, 1993 (Mr. Crowther) and March 5, 1993 (Mr. Farrell) in connection with the exercise of previously granted options containing a reload feature and have been adjusted for the 2 for 1 stock split effective June 1993.

    The table below sets forth, as to the Executive Officers listed in the Summary Compensation Table, information as to option exercises during 1993 as well as the number and value of unexercised options as of December 31, 1993.

                      AGGREGATED OPTION EXERCISES IN 1993
                        AND 1993 YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING        VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                              AT YEAR END (#)      AT YEAR END ($)(1)
                                  SHARES                   ---------------------  --------------------
                                ACQUIRED ON     VALUE        EXER-      UNEXER-     EXER-     UNEXER-
NAME                            EXERCISE(#)  REALIZED($)   CISABLE(2)  CISABLE(2) CISABLE(2) CISABLE(2)
- ------------------------------  -----------  -----------   ---------   ---------  ---------  ---------
John D. Nichols...............      --           --           --         50,000      --        131,250
H. Richard Crowther...........      28,900      540,594      45,742      57,708     841,805    247,682
W. James Farrell..............      16,000      232,000      34,000      46,966     532,000    186,117
Robert H. Jenkins.............      --           --          15,000      40,000     184,063    171,250
Frank S. Ptak.................      --           --          23,500      37,500     439,750    148,125

- ---------
(1) Based on the year-end closing market price of the Company's Common Stock ($39.00).
(2)   Adjusted  where appropriate  for the  2 for  1 stock  split effective June
      1993.

                                RETIREMENT PLANS

    The Company's principal non-contributory defined benefit Pension Plan covers substantially all employees of the parent company and certain domestic subsidiaries. Executive Officers participate in this plan on the same basis as do more than 10,000 other eligible employees. Benefit amounts are based on years of service and average monthly compensation for the five highest consecutive years out of the last ten years of employment. The Company did not make any contributions to the Pension Plan during the year ended December 31, 1993.

    The following table illustrates the maximum estimated annual benefits to be paid upon normal retirement at age 65 under the formula described above to individuals in specified compensation and years of service classifications. The table does not reflect the limitations contained in the Internal Revenue Code of 1986 on benefit accruals under the Pension Plan. Under a plan adopted by the Board of Directors, supplemental payments in excess of those limitations will be made to participants designated by the Compensation Committee in order to maintain benefits upon retirement at the levels provided under the Pension Plan's formula.

                                 ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS(1)
                      --------------------------------------------------------------------
                                    YEARS OF SERVICE AT NORMAL RETIREMENT(2)
COMPENSATION(3)          10        15        20        25        30        35        40
- --------------------  --------  --------  --------  --------  --------  --------  --------
$ 300,000...........  $ 49,500  $ 74,250  $ 99,000  $123,750  $148,500  $159,750  $171,000
  400,000...........    66,000    99,000   132,000   165,000   198,000   213,000   228,000
  600,000...........    99,000   148,500   198,000   247,500   297,000   319,500   342,000
  800,000...........   132,000   198,000   264,000   330,000   396,000   426,000   456,000
 1,000,000..........   165,000   247,500   330,000   412,500   495,000   532,500   570,000
 1,200,000..........   198,000   297,000   396,000   495,000   594,000   639,000   684,000
 1,400,000..........   231,000   346,500   462,000   577,500   693,000   745,500   798,000

- ---------
(1) Amounts shown exceed actual amounts by .65% of Social Security covered compensation for each year of service up to 30 years.

(2) Years of service as of December 31, 1993 for the five most highly compensated Executive Officers were as follows: Mr. Nichols, 24.2 years;
      Mr. Crowther, 35.0 years; Mr. Farrell, 28.5 years; Mr. Jenkins, 14.6 years; Mr. Ptak, 18.1 years. The years of service for Mr. Nichols reflect the Company's agreement to provide him pension benefits to which he otherwise would be entitled if his service with certain previous employers had been with the Company.
(3) Compensation includes all amounts shown under the columns "Salary" and "Bonus" in the Summary Compensation Table.

    The Company's 1982 Executive Contributory Retirement Income Plan provided certain executives designated by the Compensation Committee the opportunity to supplement their retirement benefits in exchange for salary reductions during the four year period 1983 through 1986. Four of the five named Executive Officers included in the Summary Compensation Table elected to have their salaries reduced by 10%. During the period of salary reduction the executives could not contribute to and did not receive the Company's matching contribution in the Savings and Investment Plan. Under the 1982 Plan, annual benefits payable beginning at the normal retirement age of 65 for 15 years are as follows: Mr. Nichols, $107,658; Mr. Crowther, $62,477; Mr. Farrell, $113,529; and Mr.
Jenkins, $70,240.